BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 17, 2013 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $14.5 million or $0.93 diluted earnings per share for the third quarter of 2013, compared to net income of $13.9 million or $0.90 diluted earnings per share for the third quarter of 2012. Net income for the first nine months of 2013 was $40.5 million or $2.61 diluted earnings per share, compared to $39.6 million or $2.57 diluted earnings per share, for the nine months ended September 30, 2012.

The Company's net interest income for the third quarter of 2013 was $40.7 million compared to $40.8 million for the third quarter of 2012. The net interest margin for the quarter was 3.01% versus 3.06% a year ago, as interest rates have remained at historically low levels. The Company's loan loss provision for the third quarter of 2013 was virtually zero, primarily due to reductions in adversely graded loans. Net charge-offs for the quarter were $110,000, compared to $411,000 for the same period a year ago. Noninterest income for the quarter totaled $23.7 million compared to $22.1 million for the third quarter of 2012. Noninterest expense was $43.3 million compared to $42.5 million a year ago.

At September 30, 2013, the Company's total assets were $5.9 billion compared to $6.0 billion at December 31, 2012. Loans totaled $3.4 billion, up $116.5 million over December 31, 2012. Deposits totaled $5.3 billion, down $131.4 million due to a temporary influx of deposits at year end 2012 and efforts by the Company to move certain commercial deposits into sweep accounts. The Company's total stockholders' equity was $546.0 million, an increase of $26.4 million or 5.1% over December 31, 2012.

Asset quality remained strong and was little changed from the previous quarters. Nonperforming and restructured assets edged down to 0.72% of total assets compared to 0.81% at December 31, 2012. The allowance to total loans was 1.16% compared to 1.19% at year end 2012.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 92 banking locations serving 50 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2013	2013	2013	2012	2012
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$ 40,712	$ 40,630	$ 40,256	$ 42,297	$ 40,832
Provision for loan losses	(12)	516	300	2,446	233
Non-interest income:
Trust revenue	2,122	2,015	1,906	1,858	1,927
Service charges on deposits	13,575	12,924	12,336	13,419	11,896
Securities transactions	90	129	122	272	385
Income from sales of loans	560	691	688	698	737
Insurance commissions	3,892	3,045	4,045	3,169	3,661
Cash management	1,620	1,626	1,423	1,092	1,971
Other	1,793	1,303	2,015	1,292	1,539
Total noninterest income	23,652	21,733	22,535	21,800	22,116

Non-interest expense:
Salaries and employee benefits	26,094	25,085	25,209	25,264	24,641
Occupancy and fixed assets expense, net	2,768	2,501	2,580	2,776	2,877
Depreciation	2,307	2,358	2,308	2,403	2,253
Amortization of intangible assets	424	424	443	456	457
Data processing services	1,173	1,229	1,185	1,173	1,208
Net expense from other real estate owned	105	643	122	178	200
Marketing and business promotion	1,668	1,456	1,507	1,995	1,998
Deposit insurance	750	742	743	761	745
Other	8,032	8,017	7,847	8,357	8,086
Total noninterest expense	43,321	42,455	41,944	43,363	42,465
Income before income taxes	21,055	19,392	20,547	18,288	20,250
Income tax expense	6,564	6,799	7,175	5,982	6,390
Net income	$ 14,491	$ 12,593	$ 13,372	$ 12,306	$ 13,860
Per Common Share Data:
Net income-basic	$ 0.94	$ 0.83	$ 0.88	$ 0.81	$ 0.91
Net income-diluted	0.93	0.82	0.86	0.79	0.90
Cash dividends declared	0.31	0.29	0.29	0.29	0.29
Common shares outstanding	15,298,035	15,255,864	15,228,277	15,242,308	15,200,468
Average common shares outstanding -
Basic	15,287,535	15,232,129	15,238,701	15,224,346	15,174,755
Diluted	15,594,881	15,479,749	15,482,517	15,482,222	15,447,395
Performance Ratios:
Return on average assets	0.99%	0.88%	0.94%	0.83%	0.96%
Return on average equity	10.62	9.48	10.31	9.47	10.86
Net interest margin	3.01	3.08	3.08	3.11	3.06
Efficiency ratio	67.31	68.08	66.80	67.65	67.46

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended September 30,
	2013	2012
Condensed Income Statements:
Net interest income	$ 121,598	$ 122,518
Provision for loan losses	804	654
Non-interest income:
Trust revenue	6,043	5,457
Service charges on deposits	38,835	33,534
Securities transactions	341	4,643
Income from sales of loans	1,939	2,075
Insurance commissions	10,982	9,457
Cash management	4,669	5,951
Other	5,111	4,800
Total noninterest income	67,920	65,917

Non-interest expense:
Salaries and employee benefits	76,388	74,271
Occupancy and fixed assets expense, net	7,849	7,800
Depreciation	6,973	6,610
Amortization of intangible assets	1,291	1,371
Data processing services	3,587	3,649
Net expense from other real estate owned	870	1,369
Marketing and business promotion	4,631	5,332
Deposit insurance	2,235	2,188
Other	23,896	24,475
Total noninterest expense	127,720	127,065
Income before income taxes	60,994	60,716
Income tax expense	20,538	21,122
Net income	$ 40,456	$ 39,594
Per Common Share Data:
Net income-basic	$ 2.65	$ 2.61
Net income-diluted	2.61	2.57
Cash dividends declared	0.89	0.83
Common shares outstanding	15,298,035	15,200,468
Average common shares outstanding -
Basic	15,252,967	15,174,755
Diluted	15,516,335	15,447,395
Performance Ratios:
Return on average assets	0.94%	0.93%
Return on average stockholders' equity	10.14	10.59
Net interest margin	3.06	3.13
Efficiency ratio	67.39	67.43

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2013	2013	2013	2012	2012
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$ 5,926,730	$ 5,749,666	$ 5,773,926	$ 6,022,250	$ 5,836,751
Total loans	3,358,938	3,245,084	3,219,967	3,242,427	3,116,096
Allowance for loan losses	(38,859)	(38,982)	(38,664)	(38,725)	(37,258)
Securities	474,640	520,424	565,490	562,542	540,475
Deposits	5,309,464	5,150,411	5,174,512	5,440,830	5,253,505
Stockholders' equity	545,973	534,961	527,707	519,567	510,387
Book value per common share	35.69	35.07	34.65	34.09	33.58
Tangible book value per common share	32.08	31.42	30.97	30.37	29.82
Balance Sheet Ratios:
Average loans to deposits	63.13%	62.89%	62.27%	60.71%	59.99%
Average earning assets to total assets	92.51	92.65	92.79	92.95	92.85
Average stockholders' equity to average assets	9.29	9.28	9.14	8.81	8.83
Asset Quality Data:
Past due loans	$ 1,266	$ 850	$ 542	$ 539	$ 731
Nonaccrual loans	15,094	18,946	20,933	20,549	22,101
Restructured loans	18,028	17,903	17,792	17,866	17,784
Total nonperforming and restructured loans	34,388	37,699	39,267	38,954	40,616
Other real estate owned and repossessed assets	8,428	8,503	9,424	9,567	9,796
Total nonperforming and restructured assets	42,816	46,202	48,691	48,521	50,412
Nonperforming and restructured loans to total loans	1.02%	1.16%	1.22%	1.20%	1.30%
Nonperforming and restructured assets to total assets	0.72	0.80	0.84	0.81	0.86
Allowance to total loans	1.16	1.20	1.20	1.19	1.20
Allowance to nonperforming and restructured loans	113.00	103.40	98.47	99.41	91.73
Net charge-offs to average loans	0.00	0.01	0.01	0.03	0.01

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,297,360	$ 41,766	5.03%	$ 3,251,226	$ 124,589	5.12%
Securities – taxable	453,614	1,097	0.96	497,410	3,745	1.01
Securities – tax exempt	40,549	438	4.28	42,769	1,452	4.54
Interest bearing deposits with banks	1,601,947	1,031	0.26	1,560,303	2,980	0.26
Total earning assets	5,393,470	44,332	3.26	5,351,708	132,766	3.32

Nonearning assets:
Cash and due from banks	173,030			156,353
Interest receivable and other assets	302,772			307,092
Allowance for loan losses	(39,284)			(38,904)
Total nonearning assets	436,518			424,541
Total assets	$ 5,829,988			$ 5,776,249

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
Transaction deposits	$ 629,765	$ 155	0.10%	$ 654,217	$ 486	0.10%
Savings deposits	1,838,186	1,051	0.23	1,803,802	3,143	0.23
Time deposits	790,106	1,643	0.82	806,530	5,149	0.85
Short-term borrowings	4,921	1	0.05	4,554	4	0.13
Long-term borrowings	9,584	52	2.16	9,707	176	2.42
Junior subordinated debentures	26,804	492	7.29	26,804	1,474	7.35
Total interest-bearing liabilities	3,299,366	3,394	0.41	3,305,614	10,432	0.42

Interest-free funds:
Noninterest bearing deposits	1,965,052			1,915,265
Interest payable and other liabilities	24,107			21,884
Stockholders' equity	541,463			533,486
Total interest free-funds	2,530,622			2,470,635
Total liabilities and stockholders' equity	$ 5,829,988			$ 5,776,249
Net interest income		$ 40,938			$ 122,334
Net interest spread			2.85%			2.90%
Effect of interest free funds			0.16%			0.16%
Net interest margin			3.01%			3.06%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer (405) 270-1002